                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT
                            as of December 31, 1995

         1.      Old Kent Bank
                 Jurisdiction of Incorporation: Michigan

         2.      Old Kent Bank
                 Jurisdiction of Incorporation: Illinois

         3.      Hartger & Willard Mortgage Associates, Inc.
                 Jurisdiction of Incorporation: Michigan

         4.      Vanguard Financial Service Corp.
                 Jurisdiction of Incorporation: Illinois

         5.      Old Kent Brokerage Services, Inc.
                 Jurisdiction of Incorporation: Michigan

         6.      Old Kent Mortgage Services, Inc.
                 Jurisdiction of Incorporation: Michigan

         7.      Old Kent Mortgage Company
                 Jurisdiction of Incorporation: Michigan

         8.      Guyot-Hicks-Anderson & Associates, Inc.
                 Jurisdiction of Incorporation: Michigan

         9.      First National Bank of Lockport
                 Jurisdiction of Incorporation: United States of America

         10.     Old Kent Financial Life Insurance Company
                 Jurisdiction of Incorporation: Arizona